The Provo Group
of Companies

9828 South Western Avenue
Evergreen Park, Illinois 60805

Phone (708) 857-5760
Fax (708) 422-2310

TPG CEO, Inc.
Rescue Services

TPG Financial, Inc.
Owner Representation

TPG Management, Inc.
Asset Management

TPG Systems, Inc.
Managed Financial and Accounting Systems

TPG, Inc.
Administrative Services

TPG Sanibel Holiday, L.C.
Virtual Resort Services

TPG Capital, Inc.
Investments

Kansas City, Missouri Office
(816) 421-7444

Sanibel, Florida Office
(239) 472-6565

December 31, 2018

Re: DiVall Insured Income Properties 2, L.P.
(the "Partnership")

Dear Limited Partner:

Each limited partner who has a qualified plan is subject to annual reporting requirements under the Employee Retirement Income Security Act of 1974 (ERISA).

To assist you in filing this information for your investment in DiVall Insured Income Properties 2 Limited Partnership, we have estimated the **Net Unit Value** of each interest of the Partnership to approximate $380 at December 31, 2018.

Because no formal market exists for the Partnership's interest, actual sales prices of interests may vary. In addition, there is no assurance that these values will be obtained upon the future sale of the Partnership's assets.

If you have any questions or need additional assistance, please contact Investor Relations at 800-547-7686.

Sincerely,
The Provo Group, Inc., General Partner

By:___________________________
Bruce A. Provo, its President